Exhibit 16.1

  DAVIS
  MONK
      &
 Company
Certified Public Accountants
   & Business Consultants

A Partnership Consisting of
Professional Associations


Mailing address:

P.O. Box 1394
Gainesville, Florida 32604          October 9, 2001

Location:
                                    Securities and Exchange Commission
4010 N.W. 25th Place                450 Fifth Street, NW
Gainesville, Florida 32606          Washington, DC 20549

Phone: (352) 372-6300               Dear Sir or Madam:
       (800) 344-5034

        We have been furnished with a copy of the response to Item 4 of Amendment 1 to Form 8-K for the event that occurred September
28, 2001, to be filed by our former client Digital Creative Development Corporation. We agree with the statements made in response to that item insofar as they relate to our firm.

Fax:   (352) 375-1583

                 Website:           Very Truly Yours,

       www.davismonk.com            /s/ Harold L. Monk, Jr.
                                    Harold L. Monk, Jr.
                                    Managing Partner

                    Members:

CP America International

Florida Institute of
Certified Public Accountants

American Institute of
Certified Public Accountants

                     Horwath
               International